UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

Aegerion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Main Street, Suite 1850

Cambridge, Massachusetts 02142

(Address of principal executive offices) (Zip Code)

(617) 500-7867

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 14, 2012, Aegerion Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc. and J.P. Morgan Securities LLC acting as joint book-running managers and as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 3,400,000 shares of common stock of the Company, par value $0.001 per share (the “Shares”). The price to the public in this offering is $14.75 per Share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $13.9019 per Share. The net proceeds to the Company from this offering are expected to be approximately $47.0 million, after deducting underwriting discounts and commissions and other estimated offering expenses. The offering is expected to close on or about June 19, 2012, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 510,000 Shares.

The offering is being made pursuant to the Company’s shelf registration statement on Form S-3, as amended, filed with the Securities and Exchange Commission (“SEC”) on December 12, 2011, which became effective on December 19, 2011 (Registration Statement No. 333-177967), and a preliminary and final prospectus supplement thereunder.

In the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Shares in the offering is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events.

On June 14, 2012, the Company issued a press release announcing, among other things, the offering price and the number of Shares to be sold in the offering. The press release is attached as Exhibit 99.1 hereto.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to the Company’s issuance of securities and the amount of proceeds from the offering and the closing of the offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with the Underwriters fulfilling their obligations to purchase the securities and the Company’s ability to satisfy its conditions to close the offering. Risk factors that may cause actual results to differ are discussed in the Company’s SEC filings, including its preliminary prospectus supplement for this offering, which was filed on June 13, 2012. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 14, 2012

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press Release, dated June 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGERION PHARMACEUTICALS, INC.

Date: June 15, 2012	By:	/s/ Anne Marie Cook
	Name: Title:	Anne Marie Cook Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 14, 2012

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press Release, dated June 14, 2012